Exhibit 10.10

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

DEVELOPMENT AND MANUFACTURING AGREEMENT

This Development and Manufacturing Agreement (this “Agreement”) is made as of October 12, 2009 (the “Effective Date”) by and among SurgiQuest, Inc., a Delaware corporation having a place of business at 12 Cascade Boulevard, Orange, Connecticut 06477 (“SurgiQuest”), W.O.M. WORLD OF MEDICINE AG, a German corporation having a place of business at Salzufer 8 in 10587 Berlin (“WOM Germany”), and W.O.M. WORLD OF MEDICINE USA, Inc., a Florida corporation having a place of business at 4531 36th Street in Orlando, Florida 32801 (“WOM USA,” and collectively with WOM Germany, “WOM”). SurgiQuest and WOM may herein be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SurgiQuest designs, manufactures, markets, and sells medical devices, including the AirSeal™ DPS 1000 (the “DPS 1000”);

WHEREAS, WOM, whether itself or through affiliates, designs, manufactures, markets, and sells insufflators for use in laparoscopic surgery and related surgical devices in the field of minimally-invasive surgery;

WHEREAS, SurgiQuest and WOM have agreed to jointly develop the next-generation version of the DPS 1000, the AirSeal™ DPIS 2000 (the “DPIS Device”) and standard laparoscopic smoke evacuation tube sets compatible therewith (the “Tube Sets”) pursuant to an agreed upon, WOM-funded development plan; and

WHEREAS, SurgiQuest and WOM have further agreed that, upon commencement of the Supply Period, WOM will have the exclusive right to manufacture the DPIS Device and the Tube Sets for supply to SurgiQuest for commercial sale and distribution by SurgiQuest as more specifically set forth below;

NOW, THEREFORE, in consideration of the covenants and premises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Definitions. The following terms, when used with initial capital letters, have the meanings set forth below:

1.1                               “Affiliate” means any corporation or other entity that is directly or indirectly controlling, controlled by, or under common control with a Party. For the purpose of this definition of Affiliate, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of corresponding managing authority).

1.2                               “Commercial Products” means commercial versions of Development Work Products, such versions to be provided to SurgiQuest’s customers.

1.3                               “Commercially Reasonable” means timely application of reasonable efforts and resources, consistent with the exercise of prudent business judgment with a view to making a reasonable profit, taking into account such matters as product efficacy and safety, size of market, anticipated labeling, competitiveness of alternative products, strength of patent or trade secret protection, likelihood of obtaining regulatory approval, and commercially appropriate prioritization with respect the Party’s other projects and products.

1.4                               “Confidential Information” is defined in Section 11.

1.5                               “Development Period” means the period of time during which the Parties perform Development Work. The Development Period shall begin on the Effective Date.

1.6                               “Development Work” means activities, as specified and scheduled in this Agreement, to be undertaken by SurgiQuest and/or WOM for the development, testing, evaluation, and regulatory approval of the DPIS Device and the Tube Sets. The Statement of Work for the Development Work and preliminary Product Specifications shall be developed by the Parties in accordance with Section 2.1(a) and attached hereto as Attachment A to this Agreement.

1.7                               “Development Work Product” means the DPIS Device and the Tube Sets as adapted and developed during the Development Work.

1.8                               “Direct Manufacturing Cost” means the costs necessarily and reasonably incurred in the manufacture of the Commercial Products in accordance with the Product Specifications and actually paid by WOM to third party vendors.

1.9                               “DPIS Intellectual Property” means all Intellectual Property that is necessary to develop, make, have made, offer for sale, sell, distribute, import, export, and use the DPIS Device, the Tube Sets and/or components thereof.

1.10                        “FDA” means the United States Food and Drug Administration.

1.11                        “Field of Use” means laparoscopic surgical access to enable diagnosis, treatment, or procedure performed on any part of a human or animal body.

1.12                        “Final Design Review” shall mean the specific stage of development of the Development Product that is described in the Statement of Work as the “Final Design Review”.

1.13                        “IFU” is defined in Section 3.8.

1.14                        “Intellectual Property” or “IP” means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, the following:

(a)                                 (i) any and all written, oral, and visual ideas, concepts, and inventions, whether or not any such idea, concept, or invention has been filed as a patent application or submitted to any attorney or other person for evaluation as to patentability, (ii) any patents, patent applications, any patents issuing therefrom worldwide, and all provisional rights with respect to patent applications, (iii) any improvements, substitutions, divisionals, patents of addition, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates, term extensions (under applicable patent law or regulation or other law or regulation), and certificates of invention of any patents or patent applications, and (iv) all rights to exploit any of the foregoing;

(b)                                 all rights associated with works of authorship, including copyrights, copyright applications, copyright registrations, mask works, mask work applications, mask work registrations, and software in either source or object form;

(c)                                  all rights relating to the protection of trade secrets and confidential information; and

(d)                                 all know-how.

1.15                        “Product Specifications” shall be set forth in Attachment A and may be changed as provided for herein.

1.16                        “Quality Plan” is defined in Section 3.6(a).

1.17                        “Recall” is defined in Section 3.11(a).

1.18                        “Shared Excess Amount” shall mean, with respect to any Commercial Product,  of the positive difference between (a) WOM’s Direct Manufacturing Costs thereof at the time such Commercial Product is being purchased by SurgiQuest minus (b) the Target Manufacturing Costs thereof. For the sake of clarity, if the Target Manufacturing Costs of such Commercial Product is equal to or greater than WOM’s Direct Manufacturing Costs of such Commercial Product at the time such Commercial Product is being purchased by SurgiQuest, the Shared Excess Amount shall be zero.

1.19                        “Shared Savings Amount” shall mean, with respect to any Commercial Product,  of the positive difference between (a) the Target Manufacturing Costs thereof minus (b) WOM’s Direct Manufacturing Costs thereof at the time such Commercial Product is being purchased by SurgiQuest. For the sake of clarity, if WOM’s Direct Manufacturing Costs of such Commercial Product at the time such Commercial Product is being purchased by SurgiQuest is equal to or greater than the Target Manufacturing Costs thereof, the Shared Savings Amount shall be zero.

1.20                        “Statement of Work” shall be set forth in Attachment A and may be changed as provided for herein.

1.21

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.22                        “SurgiQuest Development Work IP” is defined in Section 4.2.

1.23                        “SurgiQuest Recall” is defined in Section 3.11(a).

1.24                        “Target Manufacturing Costs” shall mean: (a) with respect to one (1) unit of the DPIS Device,  and (b) with respect to one (1) unit of the Tube Sets, an amount to be reasonably determined by agreement of the Parties on or before October 31, 2009.

1.25                        “Territory” means worldwide.

1.26                        “Tube Sets” is defined in the third “WHEREAS” clause of this Agreement. For purposes of clarity, the Parties agree that Tube Sets shall include only those smoke evacuation tube sets that are applicable for use when the DPIS Device is used with non-AirSeal™ cannulas/trocars and shall not include the AirSeal™ tube sets.

1.27                        “UL” means Underwriters Laboratories.

1.28                        “WOM Field of Use” means insufflation to support laparoscopic surgical access on any part of a human or animal body; provided that “WOM Field of Use” specifically excludes insufflation in the context of, or used with, a system that provides a gas barrier seal to create and/or maintain surgical access to the body or to seal around one or more instruments during a surgical procedure.

1.29                        “WOM Recall” is defined in Section 3.11(a).

2.                                      Development.

2.1                               During the Development Period, the Parties shall have the following obligations:

(a)                                 The Parties shall jointly prepare and approve a description of the Development Work in the Statement of Work and the technical specifications of the DPIS Device and the Tube Sets in the Product Specifications, both of which are to be incorporated into this Agreement as Attachment A. The preliminary customer specifications are attached hereto as Attachment B (the “Customer Specifications”). The Development Work Product will be based on the Customer Specifications, SurgiQuest product specifications and WOM know-how on insufflation technology for laparoscopic procedures and shall be set forth in the preliminary Product Specifications. The preliminary Product Specifications may be revised and further defined by written agreement of the Parties during the Development Period. Changes to the Product Specifications during the Supply Period shall be subject to Section 3.2. The Statement of Work shall contain defined milestones that are to be reached during the Development Work. The Statement of Work shall also include design input, device specifications a description of initial testing such as a timeline for completion of the Development Work and a budget covering the estimated development costs. The Parties shall use Commercially Reasonable efforts to complete the Statement of Work and Product Specifications as soon as practicable and in all cases before October 15, 2009.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Each party will use Commercially Reasonable efforts to perform the Development Work for which it is responsible as set forth in the Scope of Work in order to develop the Development Work Products and Commercial Products, which shall conform to the Statement of Work and preliminary Product Specifications described in detail in Attachment A to this Agreement and as may be agreed upon in writing by the Parties during the Development Period. WOM shall pay all costs and expenses related to the Development Work; provided that SurgiQuest shall bear its own expenses in connection with any Development Work performed by SurgiQuest in accordance with the Statement of Work.

(c)                                  Each Party shall provide the other Party with information in its possession that is reasonably necessary for such other Party to perform the Development Work, including relevant technical, risk analysis, failure mode and effects analysis (FMEA), and regulatory information.

(d)                                 WOM shall be responsible for the procurement of all required tooling and equipment to develop the Development Work Products and Commercial Products pursuant to the Development Work, including any and all non-recurring engineering expenses associated therewith. In the event SurgiQuest owns any tooling not being otherwise utilized by SurgiQuest that SurgiQuest determines would be useful in the development of the Development Work Products, SurgiQuest shall loan such tooling to WOM at no cost to WOM upon WOM’s request; provided that nothing in this Agreement shall obligate SurgiQuest to acquire any tooling.

(e)                                  The Parties shall meet in person or by telephone, as mutually agreed, for review of the ongoing Development Work. Such review will include a detailed report on the status of work, projections for time of completion, actions necessary to return to the schedule in case of any delay, and discussion of possible resolution of any problems that may have arisen.

(f)                                   Upon completion of a Development Work milestone by WOM, the Parties will evaluate such work to determine if such work conforms with the specifications associated with such milestone. If both Parties agree that such milestone has been successfully completed, such agreement shall be confirmed in writing by the Parties. Should either of the Parties believe that the Development Work milestone has not been successfully completed, such Party shall provide notice of rejection of the milestone work. In this event both Parties will undertake all reasonable efforts within their responsibilities as set forth in the Statement of Work to ensure accurate completion of such milestone. It is understood between the Parties that, in the case of a difference in opinion between the Parties, SurgiQuest will have the final judgment on whether any milestone has been successfully completed.

(g)                                  Any change to the Development Work must be agreed upon between the Parties. WOM agrees, subject to agreement of the Parties as provided in the next sentence of this Section 2.1(g), to accept and make any reasonable changes proposed by SurgiQuest that can be achieved with Commercially Reasonable efforts. In the event any such change requires a material increase to the costs of the Development Work schedule, such change shall be subject to the prior written approval of WOM, which approval shall not be unreasonably conditioned, withheld or delayed.

(h)                                 WOM shall complete the documentation associated with the design of the Development Work Products and Commercial Products, including design history files, specifications, drawings, bills of material, and testing results. WOM agrees to provide such design documentation to SurgiQuest upon SurgiQuest’s written request therefor. Subject to the exceptions in Section 11, such documentation shall be Confidential Information of SurgiQuest. WOM will provide the requested design documentation within ten (10) working days of receipt of SurgiQuest’s written request.

(i)                                     WOM and SurgiQuest shall conduct all initial testing as described in the Statement of Work. Either Party may repeat such tests as it may so desire. SurgiQuest may conduct all such additional tests necessary or desirable for the Development Work Products, which may include bench testing, lab testing, life testing, and surgeon preference evaluation, and SurgiQuest shall provide WOM with access to documentation for such testing and test results, as the Parties reasonably believe to be relevant to the successful completion of the Development Work. Subject to the exceptions in Section 11, all such documentation, test results and other information related to such testing shall be Confidential Information of SurgiQuest, and such access shall include, but not be limited to, the right to make, store, display, excerpt, and modify copies for analysis and archival purposes. SurgiQuest shall retain all rights in any derivative work from such test and test result documentation. Upon WOM’s reasonable request, SurgiQuest will undertake reasonable efforts to provide the requested test and test result documentation within ten (10) working days of receipt of WOM’s written request.

(j)                                    SurgiQuest shall be responsible for using Commercially Reasonable efforts to obtain, at SurgiQuest’s sole cost and expense, the necessary regulatory approval for the Commercial Products for countries in which SurgiQuest decides to market such Commercial Products. SurgiQuest shall own such filings, and SurgiQuest shall provide WOM full access thereto. WOM shall assist SurgiQuest with SurgiQuest’s efforts to obtain such regulatory approval(s).

2.2                               During the Development Period, project managers for the Development Work initially shall be:

(a)                                 For SurgiQuest: Daniel Donovan, Senior Director of Operations

(b)                                 For WOM: Stefan Kürbis

2.3                               Termination. During the Development Period, either Party may terminate this Agreement upon thirty (30) days written notice for any material breach or material default of the other Party. Such termination shall become effective at the end of the thirty (30) day period unless during such period the defaulting Party cures such breach or default. Upon termination, except as otherwise provided for in this Agreement, (a) all licenses granted by one Party to the other Party shall end; (b) the Parties agree to promptly return all objects, documents and devices to the owners thereof as determined in accordance with this Agreement; and (c) all documentation and other materials relating to the Development Work Product shall be promptly forwarded to SurgiQuest.

2.4                               SurgiQuest shall own all Development Work Products.

3.                                      Purchase and Supply.

3.1                               Purchase of Commercial Products. Upon (a) acceptance of the results of the Development Work and Development Work Products by SurgiQuest and (b) FDA approval of the Development Work Products, the Parties agree that during the Supply Period SurgiQuest will order and purchase from WOM, and WOM will manufacture and deliver to SurgiQuest, Commercial Products that conform to the preliminary Product Specifications as such may be revised and further defined as permitted by this Agreement during the Development Work or thereafter. For the avoidance of doubt, clauses (a) and (b) of this Section 3.1 are conditions precedent for the Supply Period to begin and for SurgiQuest’s purchase obligations under this Agreement.

3.2                               Specifications; Changes.

(a)                                 The Commercial Products shall conform to the Product Specifications, including labeling and packaging requirements, as set forth in Attachment A attached hereto, as may be revised and further defined by written agreement of the Parties in the course of the Development Work or thereafter. During the Supply Period, proposed changes to the Product Specifications must be communicated at least ninety (90) days in advance of the proposed effective date of such changes unless specific circumstances make a more timely action necessary; provided that the Product Specifications may be modified only with the written approval of duly authorized representatives of both SurgiQuest and WOM, who initially shall be:

(i)                                     For SurgiQuest: Daniel Donovan, Senior Director of Operations

(ii)                                  For WOM: Stefan Kürbis

(b)                                 At the request of SurgiQuest, WOM agrees to use Commercially Reasonable efforts to make changes to the Commercial Products to the extent possible and as soon as practicable after receiving a written change request from SurgiQuest, provided SurgiQuest agrees to reimburse WOM for all reasonable costs and expenses incurred by WOM in making the requested change, including the cost of parts and components made obsolete by the change, which costs and expenses shall be approved in writing by SurgiQuest prior to any work in connection with such change.

3.3                               Commercial Product Pricing and Terms.

(a)                                 Prior to the commencement of the Supply Period, WOM shall supply a reasonable number of clinical samples of the DPIS Device (i.e., not less than seven (7) United States versions and three (3) E.U. versions of the DPIS Device) and the Tube Sets at no cost to SurgiQuest.

(b)                                 WOM shall supply Commercial Products to SurgiQuest at purchase (transfer) prices (the “Purchase Price”) as follows:

(i)                                     for the DPIS Device, the Purchase Price per unit shall equal: (i) WOM’s Direct Manufacturing Costs thereof multiplied by  plus (ii) the applicable Shared Savings Amount, if any; less (ii) the applicable Shared Excess Amount, if any; and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  for the Tube Sets, the Purchase Price per unit shall equal: (i) WOM’s Direct Manufacturing Costs thereof multiplied by ; plus (ii) the applicable Shared Savings Amount, if any; less (ii) the applicable Shared Excess Amount, if any.

(c)                                  For the limited purpose of verifying WOM’s Direct Manufacturing Cost of any Commercial Product, SurgiQuest shall, within six (6) months of the date of the invoice setting forth the Direct Manufacturing Cost of such Commercial Product, have the right, directly or through its designated representatives, to inspect, audit, and make copies of WOM’s books, records, receipts, and invoices relating to the Direct Manufacturing Cost of such Commercial Product. WOM shall preserve all such records for such six (6) month period and shall provide access upon reasonable advance notice to the principal office of WOM for such audit during normal business hours. In the event that SurgiQuest experiences a Change in Control during the term of this Agreement, such inspection and audit shall be performed only by an independent certified public accounting firm of recognized standing selected by SurgiQuest, and reasonably acceptable to WOM, under obligations of confidence. Such accounting firm shall disclose to SurgiQuest only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. For the purpose of this Section 3.3(d), “Change in Control” shall mean: (i) a sale of all or substantially all of the Company’s assets or capital stock or (ii) any merger or consolidation pursuant to which the Company’s stockholders shall receive cash or securities of another corporation and less than 50% of the outstanding capital stock of the surviving corporation pursuant to such merger or consolidation shall be owned by the stockholders of the Company.

(d)                                 Terms of sale are (i) ex works (WOM’s Orlando facility) for all shipments within the United States, Canada and South America and (ii) ex works from (WOM’s Ludwigsstadt facility) for all shipments to other destinations.

3.4                               Forecast.

(a)                                 SurgiQuest will provide WOM with a rolling year forecast by calendar quarter of Commercial Products to be purchased. For the first such forecast for the start of the Supply Period, the first quarter forecast will be a firm purchase commitment to purchase Commercial Products, and the last three (3) quarter forecasts will be a non-binding forecast of Commercial Product Specifications

(b)                                 SurgiQuest shall have the right to decrease the number of Commercial Products referenced in a non-binding quarterly forecast by not more than fifty percent (50%) and to increase the number of Commercial Products referenced in a non-binding quarterly forecast by not more than fifty percent (50%) unless agreed to by WOM. WOM shall use Commercially Reasonable efforts to satisfy any request by SurgiQuest for Commercial Products in excess of the firm purchase commitment reflected in a binding quarterly forecast.

3.5                               Purchase Orders.

(a)                                 SurgiQuest shall issue and WOM shall accept purchase orders and releases from time to time for Commercial Products in accordance with the forecast of requirements described in Section 3.4 of this Agreement, specifying dates and locations for delivery of

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Commercial Products. Purchase orders will specify weekly, monthly, quarterly, or Kanban deliveries, if applicable.

3.6                               Inspection.

(a)                                 Prior to shipping Commercial Products to SurgiQuest, WOM shall inspect and perform quality testing in accordance with a mutually agreed upon Quality Plan (the “Quality Plan”). Every DPIS Device produced by WOM will undergo a final inspection and quality test according to the Quality Plan prior to shipment (100% control). An industry standard sample of the Tube Sets produced by WOM, the size of which sample shall be more clearly defined in the Quality Plan, shall undergo inspection and quality testing.

(b)                                 WOM shall document the results of said inspection and quality testing for each Commercial Product. WOM shall ship to SurgiQuest only those Commercial Products which the above said inspection and quality testing indicates conform to the applicable specifications. Inspection and/or test data shall be retained by WOM in accordance with the Quality Plan.

(c)                                  SurgiQuest shall inspect the Commercial Products upon receipt and shall have thirty (30) days to notify WOM of any Commercial Products lost or damaged during transit, or that do not conform to the applicable specification.

(d)                                 Regulatory, Quality Compliance, and Quality Metrics.

(i)                                     WOM’s Quality Management System (QMS), as it applies to the manufacturing of Commercial Products for SurgiQuest hereunder, shall, to the extent legally applicable to the manufacture of components that are incorporated into finished medical devices, comply with the ISO 13485 standard for Medical Devices and FDA Quality System regulations. WOM shall incorporate a set of checks and balances in its manufacturing processes for the Commercial Products.

(ii)                                  Upon reasonable advanced written request from SurgiQuest, WOM shall, on a timely basis, share its manufacturing operations quality metrics regarding the Commercial Products and shall allow for a reasonable manufacturing audit by SurgiQuest from time to time of the WOM manufacturing facility to observe the procedures and process used in manufacturing of the Commercial Products and to observe the inspection and quality testing of the Commercial Products by WOM. To the extent that WOM uses a third party to manufacture the Commercial Products and/or associated components, WOM shall ensure that the third party shall be in compliance with applicable standards, certifications (e.g., UL certifications), and provisions of this Agreement.

(iii)                               SurgiQuest and WOM shall each designate one point of contact for all manufacturing and operational questions and concerns. Each Party shall use Commercially Reasonable efforts to promptly respond to any inquiries regarding such manufacturing or operational questions from the other Party.

3.7                               Warranty/Service.

(a)                                 If any DPIS Device becomes inoperative or otherwise defective in normal use within twelve (12) months from date of sale to SurgiQuest and such inoperativeness or defectiveness is due to a defect in material or workmanship by WOM or its supplier, then WOM shall, at its sole option, either repair or replace such DPIS Device within thirty (30) days after WOM receives such DPIS Device from SurgiQuest. This warranty is assignable by SurgiQuest to its customers.

(b)                                 If any Tube Set is inoperative or otherwise defective in normal use within twenty-four (24) months from date of sale to SurgiQuest and such inoperativeness or defectiveness is due to a defect in material or workmanship by WOM or its supplier, then WOM shall, at its sole option, either repair or replace such Tube Set within fourteen (14) days after WOM receives such Tube Set from SurgiQuest. This warranty is assignable by SurgiQuest to its customers.

(c)                                  The warranties set forth in this Section 3.7 shall not apply if a Commercial Product is: (i) misused, (ii) neglected, (iii) damaged by accident or otherwise after receipt by SurgiQuest, (iv) used contrary to the IFU furnished by WOM, or (v) repaired or altered by a party other than WOM or a SurgiQuest designee approved in advance by WOM.

(d)                                 In the event that a Commercial Product requires service or repair but the applicable warranty period in this Section 3.7 has expired, or if the Commercial Product requires service or repair during the warranty period but the warranty does not apply for one or more reasons set forth in this Section 3.7, then WOM will (i) test, service, repair, or replace the Commercial Product at SurgiQuest’s or SurgiQuest’s customer’s expense, at rates reasonably determined in good faith by the Parties following completion of the Development Work, and (ii) return the Commercial Product to SurgiQuest within a time after WOM receives such Commercial Product and a purchase order authorizing the work, which time period shall be reasonably determined in good faith by the Parties.

3.8                               Manuals. WOM will prepare and supply the content for the Instructions For Use (“IFU”) to be included with each Commercial Product sold or distributed by SurgiQuest. SurgiQuest will examine the IFU content to determine if the intended uses for and operation of the Commercial Products by users as described in said IFU content are compatible with and appropriate for the design and intended use of the Commercial Products. SurgiQuest will provide WOM with its comments within thirty (30) days of receipt of the IFU content, and WOM will amend the manuals within thirty (30) days of receipt of SurgiQuest’s input accordingly. SurgiQuest shall incorporate the amended content into the IFU to be included with each Commercial Product sold or distributed by SurgiQuest.

3.9                               Training. Upon mutual agreement of the Parties, WOM shall train SurgiQuest personnel in the operation, service, and repair of the Commercial Products up to forty (40) hours per year prior to and during the Supply Period. Such training shall take place at a location to be agreed by the Parties, and SurgiQuest shall pay WOM’s reasonable travel costs.

3.10                        Exclusivity.

(b)                                 The Parties agree that SurgiQuest shall have the exclusive right to sell the Commercial Products, either directly or through a third party.

3.11                        Product Recalls and Withdrawals.

(a)                                 A “Recall” is defined for purposes of this Agreement to be a systematic effort to locate, recall, withdraw from market, issue a safety alert, or take similar action for Commercial Products in the possession of users, distributors, or sales representatives, and to repair or replace those Commercial Products or take related action. A Recall necessitated by the failure of the Commercial Products to operate in accordance with the Product Specifications (as defined by the Parties in accordance with Attachment A) caused by a negligent act or omission (whether intentional or unintentional) of WOM or its supplier or due to a defect in the Commercial Product caused by a negligent act or omission (whether intentional or unintentional) of WOM or its supplier is referred to as a “WOM Recall” and each other Recall is referred to as a “SurgiQuest Recall.”

(b)                                 Each Party shall immediately notify the other Party if it becomes aware of any information that may necessitate a Recall. Either Party may determine that a Recall is necessary pursuant to this Section 3.11 after giving the other Party reasonable prior written notice of its intention to initiate a Recall. Prior to sending a Recall notification letter to Commercial Product users, the Parties will discuss the contents of the letter. The Parties will cooperate with the Recall activities as reasonably required for the Recall to be successfully implemented. SurgiQuest shall bear all costs and expense of any SurgiQuest Recall. WOM shall bear all costs and expense to the extent the Recall constitutes a WOM Recall. To the extent a SurgiQuest Recall and a WOM Recall are combined in a single Recall, the Parties shall each bear their own costs in such a combined Recall.

3.12                        Supply Stop; Interruption.

(a)                                 In the event of (i) default by WOM in Timely delivery of the correct number and type of Commercial Products conforming to the requirements of this Agreement, which default or breach shall not have been cured by WOM within ten (10) days after written notice thereof given to WOM by SurgiQuest; or (ii) two or more defaults by WOM within two consecutive calendar years in Timely delivery of Commercial Products conforming to the requirements of this Agreement, which defaults or breaches shall not have been cured by WOM for a cumulative total of thirty (30) days after written notice thereof given to WOM by SurgiQuest; or (iii) more than three defaults by WOM in Timely delivery of Commercial

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Products conforming to the requirements of this Agreement, then SurgiQuest (A) shall have the right at its sole discretion to immediately end the Supply Period,  For the purpose of this Section 3.12(a), “Timely” shall mean that at least ninety-five percent (95%) of deliveries of Commercial Products are ready for shipment at the shipping location specified in Section 3.3(d) no more than three (3) days late in relation to a specified and documented delivery date.

(b)                                 If WOM stops or plans to stop production of the Commercial Products and SurgiQuest is not in material breach of this Agreement, then, in addition to any remedies available to SurgiQuest under this Agreement, WOM shall:

(i)                                     immediately notify SurgiQuest in writing;

(ii)                                  upon reasonable request by SurgiQuest, undertake Commercially Reasonable efforts to make available to SurgiQuest at least a one (1) year supply of Commercial Products, which one (1) year supply shall be based on the number of Commercial Products most recently forecast to be purchased by SurgiQuest, the price of such Commercial Products supplied to SurgiQuest be computed pursuant to Section 3.3(b); and

(iii)                               upon request by SurgiQuest, provide SurgiQuest with all information necessary to manufacture the Commercial Products.

3.13                        Termination.

(a)                                 During the Supply Period, except as otherwise provided for in this Agreement, either Party may terminate this Agreement upon sixty (60) days written notice for any material breach or material default of the other Party. Such termination shall become effective at the end of the sixty (60) day period unless during such period the other Party cures such breach or default.

(b)                                 Upon termination under this Section 3.13 by WOM for any material breach or material default by SurgiQuest during the Supply Period, then all licenses granted to SurgiQuest in Section 5 of this Agreement shall cease.

(c)                                  Upon termination under this Section 3.13 by SurgiQuest for any material breach or material default by WOM, then all licenses granted to WOM in Section 5 of this Agreement shall cease.

3.14                        Nothing in this Section 3 shall require WOM to engage in any activities that: (i) are not in compliance with any law, regulation, or standard, (ii) infringe any third-party rights, or (iii) would require a license or other grant from a third party.

4.                                      Intellectual Property.

4.1                               The Parties agree that, except as specified herein for Intellectual Property directly related to and as specifically set forth in this Agreement, each Party exclusively owns and retains

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

all right, title, and interest in all Intellectual Property conceived, owned, developed, or licensed by such Party prior to the Effective Date.

4.2                               SurgiQuest shall own all technology, and all Intellectual Property and associated rights therein, that is developed by either Party, whether alone or jointly with the other Party, during the performance of and in connection with the Development Work (such property to be owned by SurgiQuest is referred to herein as “SurgiQuest Development Work IP”). WOM shall be granted a license to defined SurgiQuest Development Work IP as set forth in Section 5 hereof. In the event that SurgiQuest determines to seek patent protection for any intellectual property created by or on behalf of either party or both parties in connection with the Development Work, any patent application shall be prepared by counsel selected by SurgiQuest and the costs of preparation, filing and prosecution thereof shall be paid by SurgiQuest. If a Party (the “Resigning Party”) determines that it does not desire rights to such a patent application, it may so notify the other Party and resign its rights thereto, in which case the Resigning Party shall have no further right, title or interest in or to such intellectual property.

4.3                               Each Party shall have sole responsibility and control of its Intellectual Property, including at its sole discretion any decision to apply for, prosecute, receive, maintain, and enforce its respective patent rights worldwide.

4.4                               Each Party represents and covenants that all its employees, consultants, and agents, and all third parties acting on behalf of such Party in performing its obligations under this Agreement, shall be obligated under a binding written agreement to assign to such Party all Intellectual Property developed by such employees, consultants, agents, and third parties in connection with this Agreement, in a manner sufficient to affect the allocation of rights contemplated hereby except where prohibited by law.

4.5                               To the extent WOM obtains any title or similar interest in any Intellectual Property that is to be owned by SurgiQuest in accordance with Section 4.2 of this Agreement, WOM hereby assigns and, to the extent such assignment cannot be made at present, agrees promptly to assign, to SurgiQuest all of WOM’s title and other interest in and to such Intellectual Property throughout the world. WOM shall execute and procure such documents, including assignments of patent applications and patents, and take such other actions as may be reasonably requested from time to time by SurgiQuest to obtain for SurgiQuest’s own benefit appropriate protections for Intellectual Property in any and all countries with respect to such Intellectual Property, or otherwise to transfer or confirm the transfer of such Intellectual Property for the benefit of SurgiQuest.

4.6                               Enforcement.

(a)                                 To the extent that WOM is deemed an indispensable party in SurgiQuest’s litigation to enforce the Intellectual Property licensed in Section 5.1, WOM agrees to join SurgiQuest in such action. SurgiQuest will reimburse all of WOM’s reasonable expenses, including reasonable attorney’s fees, in connection with such litigation.

(b)                                 WOM agrees to cooperate with SurgiQuest in any lawsuit that SurgiQuest brings against an infringer of the Intellectual Property licensed in Section 5.1 and to join

SurgiQuest as a party to such lawsuit if (i) requested by SurgiQuest and (ii) if SurgiQuest agrees to reimburse all of WOM’s reasonable litigation expenses, including reasonable attorney’s fees, in such lawsuit.

(c)                                  To the extent permissible under the Federal Rules of Civil Procedure, or under equivalent rules in the applicable jurisdiction, either Party shall have the right to join in any litigation by the other Party involving the Intellectual Property licensed in Section 5.

(d)                                 The Parties agree that the primary goal in litigating validity and enforceability issues associated with the Intellectual Property licensed under Section 5 shall be the preservation of maximum claim breadth and enforcement rights, and the Parties shall cooperate with each other in good faith to achieve this mutual goal. Unless the other Party gives prior written consent, neither Party shall consent to entry of any judgment or enter into any settlement with respect to any infringement or other action that (i) would result in monetary, injunctive, or other relief being imposed against the other Party, (ii) would constitute or require any admission of liability or wrongdoing on the part of the other Party that does not provide a full release of liability for the other Party, or (iii) would otherwise materially diminish the claim scope of the applicable DPIS Intellectual Property or Development Work IP or affect its validity or enforceability.

(e)                                  To the extent that the Parties are parties to a litigation or settlement of any claim against an actual or alleged infringer of the Intellectual Property licensed under Sections 5.3 or 5.4, then the Parties agree that each Party shall be reimbursed their reasonable costs and expenses associated with such litigation or settlement from any amount recovered.

5.                                      License.

5.1                               WOM hereby grants to SurgiQuest a fully paid, royalty-free, perpetual, irrevocable, transferrable (only in the event of a breach of Section 3.12(a) or notice under Section 3.12(b) by WOM, in the context of an assignment permitted by Section 15 or as otherwise provided for in this Agreement), non-exclusive license to all DPIS Intellectual Property that WOM incorporates into the DPIS Device or Tube Sets which is not owned by SurgiQuest.

5.2                               SurgiQuest grants to WOM during the Development Period a fully-paid, royalty-free, non-transferrable, non-sublicensable, non-exclusive license in the Field of Use in the Territory to all SurgiQuest Development Work IP that is reasonably necessary for WOM to carry out its Development Work obligations under this Agreement.

5.3                               SurgiQuest grants to WOM during the Supply Period a fully-paid, royalty-free, non-transferrable (except as provided for in this Agreement), non-sublicensable, non-exclusive license in the Field of Use in the Territory to all SurgiQuest Development Work IP that is reasonably necessary for WOM to (i) make the Commercial Products for SurgiQuest, and (ii) offer for sale and sell the Commercial Products to SurgiQuest.

5.4                               From and after the commencement of the Supply Period, SurgiQuest grants to WOM a fully paid, royalty-free, perpetual, irrevocable, non-transferrable, non-exclusive license in the WOM Field of Use in the Territory to all SurgiQuest Development Work IP other than that relating to the Tube Sets.

5.5                               WOM hereby grants to SurgiQuest and its Affiliates a fully-paid, royalty-free, non-transferrable (except as provide for in this Agreement), non-exclusive license in the Territory to use the trademark and trade name “WOM” in connection with SurgiQuest’s marketing and sale of Commercial Products. All goodwill associated with the license in this Section 5.5 shall inure to the benefit of WOM, and WOM shall have sole control of, and responsibility for, any applications and registrations for such licensed trademark and trade name. SurgiQuest will use the licensed trademark or trade name in accordance with WOM’s reasonable guidelines, as provided to SurgiQuest upon reasonable prior notice. SurgiQuest shall use such trademarks and trade name in accordance with the marking plan agreed to in writing by the Parties prior to the commencement of the Supply Period.

5.6                               Except for the licenses expressly granted in this Section 5, no other license is granted or implied hereby.

6.                                      Equipment Ownership. WOM shall own all tooling required to produce the Commercial Products and components thereof (“SurgiQuest Unique Tooling”). WOM is responsible for routine maintenance of SurgiQuest Unique Tooling. In the event SurgiQuest ends the Supply Period or terminates this Agreement during the Supply Period in accordance with its rights under Section 3.13, WOM shall transfer to SurgiQuest, at no additional cost to SurgiQuest, ownership and possession of the SurgiQuest Unique Tooling and all information reasonably necessary to operate and maintain the SurgiQuest Unique Tooling.

7.                                      Payments.

7.1                               Payment terms for Commercial Products are net forty-five (45) days from the invoice date. All payments not made within the applicable payment period shall bear interest at the rate of 1% per month or any part thereof from the due date. Each invoice for Commercial Products shall set forth the purchase price thereof most recently determined pursuant to Section 3.3 hereof.

7.2                               All invoices and payments shall be in United States Dollars.

7.3                               Euro to U.S. Dollar Exchange. The Target Manufacturing Costs and Purchase Price shall be expressed in USD. To determine the Purchase Price, WOM’s Direct Manufacturing Costs shall be converted from Euros to USD using the Conversion Rate in effect from time to time. The Conversion Rate shall initially be  USD per Euro and shall be adjusted on the last business day of each calendar quarter as described below if and only if the average exchange rate (USD per Euro) of the current month and prior two months source rate as reported on the Bloomberg screen at 9.00 a.m. EDT on the last business day of each of such three months differs from the then applicable Conversion Rate by at least ten cents ($0.10US). If there is such a difference, the Conversion Rate shall be adjusted by one-half of such difference. In the event the Conversion Rate is so adjusted, the Target Manufacturing Costs shall be similarly adjusted.

7.4                               Payment of any fees shall not be considered acceptance of any work performed.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.                                      Warranties; Restrictive Covenants.

8.1                               WOM expressly warrants and represents that it is empowered to grant the licenses and rights granted herein. WOM is and shall be under no obligation to seek or maintain rights in any particular country or jurisdiction in the Territory, provided that WOM has disclosed to SurgiQuest in writing its lack of rights in such country or jurisdiction.

8.2                               WOM expressly warrants and represents that it owns or controls the Intellectual Property licensed to SurgiQuest under this Agreement.

8.3                               Each Party expressly warrants and represents that it has and shall have no encumbrances or agreements, including, but not limited to, any agreements with academic institutions, universities, or other third parties, whether written, oral, or implied, which would be inconsistent with the grant of rights and fulfillment of such Party’s obligations under this Agreement.

8.4                               Each Party warrants that it has not previously granted any rights in the Commercial Products or comparable products for use in the Field of Use to any third party which grant is inconsistent with the rights granted to the other Party in this Agreement. Each Party further warrants that it will not grant such rights during the term of this Agreement as long as the other Party complies with its obligations under this Agreement.

8.5                               EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, WOM AND SURGIQUEST DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE DPIS DEVICE, THE TUBE SETS OR COMPONENTS THEREOF (BE THEY COMMERCIAL PRODUCTS OR OTHERWISE), INTELLECTUAL PROPERTY RIGHTS, SERVICES, AND INFORMATION PROVIDED PURSUANT TO THIS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. THESE DISCLAIMERS ARE INTENDED TO LIMIT THE PARTIES’ CLAIMS BETWEEN THEMSELVES.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.                                      Termination.

9.1                               This Agreement will commence on the Effective Date.

9.2                               Any termination of this Agreement shall be without prejudice to any other rights or remedies a Party may accrue prior to termination or expiration. The non-breaching Party shall have the right to terminate this Agreement without further obligation to the other Party, except for obligations that are related to the period of time prior to the date of default or failure to perform. If one Party: (a) makes a general assignment for the benefit of creditors; (b) has a receiver of all or substantially all of its assets appointed by final determination of a court; (c) files a petition for reorganization or other arrangement or in bankruptcy under the U.S. bankruptcy laws or similar laws in a non-U.S. jurisdiction; or (d) is declared insolvent (collectively referred to hereinafter as “Bankrupt”), then the other Party, at its election, may declare the Bankrupt Party to be in default under the Agreement and, without prejudice to any of its rights hereunder, may terminate this Agreement with immediate effect by written notice to the Bankrupt Party. Except as specifically provided in this Agreement, any license under this Agreement will terminate.

10.                               Survival. The terms of this Agreement which, by their nature, are obviously intended to survive termination or expiration of this Agreement shall survive and be binding upon the Parties, including specifically the Confidentiality provisions in Section 11 and Sections 2.3, 2.4, 3.7, 3.11, 3.12(b)(ii) and (iii), 4, 5.1, 5.4, 6, 8.6, 9.2, 10, 12, 15 and 16.

11.                               Confidentiality.

11.1                        The Parties agree and acknowledge that the terms of this Agreement and all information concerning the Parties’ respective income, business, business plans, market analyses, licenses, facilities, systems, sites, technology, software, equipment, actual or prospective customers, actual or prospective products, actual or prospective services, results of services, tests, test results, quality control, other vendors, other contractors, personnel, personnel responsibilities, or actual or prospective competitors shall be “Confidential Information” unless any of the exceptions set forth in Section 11.2 below apply. Unless written authorization is received from the Party supplying information, the Party receiving information shall not: (a) disclose the other Party’s Confidential Information or allow it or cause it to be disclosed to any third parties; (b) disclose the other Party’s Confidential Information to any individuals other than individuals who are regular employees of the receiving Party, who need to know the information to perform their duties under this Agreement, and who are expressly bound to comply with the non-disclosure and restricted use provisions of this Agreement; or (c) use the other Party’s Confidential Information or allow the other Party’s Confidential Information to be used for purposes other than for the performance of obligations under this Agreement.

11.2                        Confidential Information does not include: (a) information that is readily available to the general public without charge or restriction, except where such availability occurs through any breach of the receiving Party’s obligations under this Agreement or any other agreement between the Parties; (b) information that is voluntarily published by the Party claiming Confidential Information status or that is published by a third party who created, obtained, or developed it without any illegal activity or breach of an obligation to the Party claiming Confidential Information status or to any of its contractors, licensors, licensees, or vendors; or (c) information that is independently developed by a Party without reference to, and is not derived from, nor incorporates in violation of any term of this Agreement, nor adapts any of, the other Party’s Confidential Information.

11.3                        Each Party shall immediately inform the other Party in writing of any suspected, actual, or threatened disclosure of that other Party’s Confidential Information. If a third party seeks disclosure of the supplying Party’s Confidential Information from the receiving Party, through discovery in a judicial process or otherwise, the receiving Party shall cooperate with the supplying Party to prevent such disclosure, e.g., by a protective order, and if disclosure is ordered and appeal is waived or exhausted, only such disclosure as is necessary to comply with such order will be made by the receiving Party.

11.4                        Upon termination of this Agreement due to a breach, each Party shall, without limiting any other rights and remedies, be obligated to: (a) immediately deliver to the supplying Party the supplying Party’s Confidential Information in an organized and readily legible and accessible form; and (b) if requested by the supplying Party, the receiving Party shall destroy all copies of the supplying Party’s Confidential Information and shall certify such destruction to the supplying Party.

11.5                        The provisions of this Section 11 shall come into force upon the signing of this Agreement by both Parties, and to the extent of any overlap, shall amend any confidentiality agreement already signed by the Parties.

12.                               Indemnification.

12.1                        Each Party agrees to protect, defend, indemnify and hold harmless the other Party from all reasonable sums, reasonable costs, reasonable expenses, and reasonable attorney’s fees that such other Party may incur or be obligated to pay as a result of any and all claims, demands, causes of action, or judgments of every nature whatsoever made by or in favor of any third party, including employees and purchasers, that relate to or arise from:

(a)                                 a breach of the indemnifying Party’s obligations set forth herein; or

(b)                                 any violation of law or regulation (including any such claims by the FDA or other governmental authorities), negligent or willful misconduct, or misleading, fraudulent, unfair, or deceptive business practices, by the indemnifying Party in connection with the sale or distribution of the Commercial Products.

12.2                        WOM agrees to protect, defend, indemnify and hold harmless SurgiQuest from all reasonable sums, reasonable costs, reasonable expenses, and reasonable attorney’s fees that SurgiQuest may incur or be obligated to pay as a result of any and all claims, demands, causes of action, or judgments of every nature whatsoever made by or in favor of any third party, including employees and purchasers, to the extent that the foregoing relate to or arise from any claim for product liability of any kind, including for death, bodily injury, or tangible property damage that is directly attributable to a Commercial Product supplied by WOM failing to meet applicable Commercial Product Specifications, if such death, bodily injury, or tangible property damage is directly attributable to the acts or omissions (intentional or unintentional) of WOM and is not in any way caused by improper installation, use, maintenance, or disposal of the Commercial Product.

12.3                        In the event of any claims, suits, or proceedings based on infringement or misappropriation of any patent, copyright, or trade secret by the Commercial Products as delivered by WOM (without regard to WOM’s knowledge (or lack thereof) of such infringement or misappropriation), if such claim, suit, or proceeding is based on a Commercial Product and is not attributable to elements of the Commercial Product embodying Development Work Product created solely by SurgiQuest or created by WOM at and in accordance with SurgiQuest’s direction, and is threatened or brought against SurgiQuest, its Affiliates, its distributors, or its customers, then WOM will protect, defend, indemnify, and hold harmless SurgiQuest and its Affiliates from all reasonable sums, reasonable costs, reasonable expenses, and reasonable attorney’s fees that SurgiQuest may incur or be obligated to pay as a result of any and all such claims, demands, causes of action, or judgments of every nature whatsoever in favor of any third party pertaining to, or resulting or arising from the offer for sale, sale, distribution, import, export, or use of the Commercial Products by SurgiQuest, its Affiliates, its distributors, or its customers.

12.4                        In the event of any claims, suits, or proceedings based on infringement or misappropriation of any patent, copyright, or trade secret by any product sold by SurgiQuest (without regard to SurgiQuest knowledge (or lack thereof) of such infringement or misappropriation,) if such claim, suit or proceeding is not specifically covered by Section 12.3 and is threatened or brought against WOM, its Affiliates, its distributors, or its customers, then SurgiQuest will protect, defend, indemnify, and hold harmless WOM and its Affiliates from all reasonable sums, reasonable costs, reasonable expenses, and reasonable attorney’s fees that any of them may incur or be obligated to pay as a result of any and all such claims, demands, causes of action, or judgments of every nature whatsoever in favor of any third party.

12.5                        Each Party will promptly notify the other Party if it receives any notice, or has reason to believe, that the offer for sale, sale, distribution, import, export, making, use, or otherwise commercializing the Commercial Products will subject a Party to claims or liabilities of any kind.

13.                               Insurance. During the term of the Agreement, each Party will maintain product liability insurance coverage of an amount not less than five million dollars (US $5,000,000.00). Each Party will provide the other Party with a certificate of insurance as evidence of the coverage. Each Party will notify the other party within thirty (30) days of any discontinuation or reduction in the coverage.

14.                               Notices. All notices hereunder shall be in writing and be deemed to have been duly given if delivered personally, one (1) day after delivery to a nationally recognized overnight delivery service, charges prepaid, and addressed as follows:

For WOM:

W.O.M. WORLD OF MEDICINE AG

Attn: Stefan Kürbis

Salzufer 8, 10587 Berlin

Germany

For SurgiQuest:

SurgiQuest, Inc.

Attention: Kurt Azarbarzin

12 Cascade Boulevard

Orange, Connecticut 06477

U.S.A.

with a copy to:

Wiggin and Dana LLP

Attention: Mert Gollaher

One Century Tower

New Haven, CT 06508-1832

U.S.A.

Such addresses may be altered by written notice given in accordance with this Section 14.

15.                               Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns. Neither Party shall be entitled to assign, sublicense, or transfer its rights and obligations under this Agreement without the prior written consent of the other Party, except that either Party may transfer this Agreement to a wholly-owned subsidiary or Affiliate or any assignee or purchaser of the portion of its business associated with the design, development, manufacture, and sale of the Commercial Products covered by this Agreement without the written approval of the other Party, except where such transfer would result in the acquisition of SurgiQuest’s Confidential Information by a competitor. No assignment or transfer shall relieve a Party of its obligations, including but not limited to confidentiality obligations, under this Agreement. Any assignment or transfer of this Agreement in contravention of its terms shall be void and without effect.

16.                               General.

16.1                        Entire Agreement; Amendments. This Agreement sets forth the entire agreement between SurgiQuest and WOM with respect to the subject matter hereof and supersedes any prior agreements, understandings, promises, or representations made by either Party to the other Party concerning such subject matter, unless incorporated herein by reference. This Agreement may be amended only in writing, signed by both Parties. Any purported oral modification hereof shall be void. Any translations of this Agreement shall be for convenience only and shall not be used to interpret, amend, modify, or supersede the terms of this English-language version.

16.2                        Force Majeure. Any delays in or failures of performance by either Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to: acts of god; acts, regulations, or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; earthquakes, riots; wars; rebellions; and sabotage. Any time for performance of Development Work or supply of Commercial Products hereunder shall be extended by the actual time of delay caused by such occurrence except that such delay may not exceed six (6) months and, also, the delaying Party shall undertake reasonable efforts to minimize the delay.

16.3                        Relationship of Parties. The Parties hereto are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the Parties a relationship of principal and agent, partners, joint venturers, or employer and employee. Neither Party shall hold itself out to others or seek to bind or commit the other Party in any manner inconsistent with the foregoing provisions of this Section.

16.4                        Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Connecticut as applied by courts of the State of Connecticut without reference to conflict of laws rules, and for the purpose of resolving any dispute about this Agreement, or any of its subjects, the Parties submit to the exclusive jurisdiction and venue of the courts of the State of Connecticut, except that, with regard to claims filed outside of the United States or its territories, either Party shall have the right to seek injunctive relief or other legal and equitable remedies, and to file the underlying suit, in a court of competent jurisdiction throughout the world.

16.5                        Waivers. No waiver of any right by either Party under this Agreement shall be of any effect unless such waiver is in writing and signed by the waiving Party. Any waiver of a default in performance hereunder shall be deemed a waiver of the particular instance only and shall not be deemed consent to continuing default. Any purported waiver not consistent with the foregoing shall be void.

16.6                        Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority with proper jurisdiction to be invalid, void, or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any term(s) or provision(s) of this Agreement is held to be invalid, void, or unenforceable in a determination by a court of competent jurisdiction or other authority with proper jurisdiction, the Parties agree (without waiving rights of appeal) that the invalid, void, or unenforceable provision(s) shall be: (a) reconstituted to approximate as closely as lawfully possible the evident intent of the Parties; or (b) if option (a) above cannot be implemented, then the unenforceable provision(s) shall be excised from the Agreement and the Parties shall negotiate in good faith with respect to modification of the Agreement. If the Parties cannot agree to a modification, then the court or other authority with proper jurisdiction making such determination shall have the power to reduce the scope, duration, area, or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void, or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

16.7                        Ambiguities; Interpretation. Ambiguities, if any, in this Agreement shall not be construed by default against either Party simply because one or the other Party is deemed to have drafted the provision at issue. The inclusion of headings in this Agreement is for convenience only and shall not affect the construction or interpretation hereof. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words “include,” “includes” or “including” or similar are used in this Agreement, they shall be deemed to be followed by the words “but not limited to”.

16.8                        Limitation of Liability. Except for the breach of confidentiality obligations or infringement or dilution or injury to the value of SurgiQuest’s or WOM’s Intellectual Property, to the fullest extent allowed by applicable law, neither Party shall be liable to the other under this Agreement, under any theory of contract, strict liability, tort (including negligence), or other theory for any indirect, incidental, or consequential damages, irrespective of whether such Party had advance notice or knowledge of the possibility of such damages.

16.9                        Dispute Resolution.

(a)                                 The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach of this Agreement by providing written notice of a dispute to the other Party, and have any such dispute controversy or claim referred to the executive officers of the Parties, or their respective designees, for attempted resolution within twenty (20) days thereafter. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim shall be finally resolved by binding arbitration in accordance with the provisions set forth in this Section 16.9. Any negotiations regarding a dispute shall be treated as settlement negotiations for purposes of the United States Federal Rules of Evidence and any similar rules of evidence. Such negotiations shall not be admissible in any subsequent arbitration hearing.

(b)                                 No issue of the validity of any rights in, enforceability or infringement of, the scope of any of the claims of Intellectual Property, and/or any dispute that includes any such issue, shall be subject to arbitration under this Agreement unless otherwise agreed by the Parties in writing.

(c)                                  Except for those issues and/or disputes described in Section 16.9(b), all disputes between the Parties arising from or relating to this Agreement or the breach of this Agreement that cannot otherwise be resolved informally, shall be finally resolved by arbitration in accordance with the then existing Rules of the American Arbitration Association (the “AAA”), as supplemented by the further requirements of this Section 16.9. Such arbitration shall be conducted by three (3) arbitrators, one appointed by each of SurgiQuest and WOM and the third selected by the first two appointed arbitrators.

(d)                                 Within twenty (20) days after filing its request for arbitration with the AAA, the Party requesting arbitration of a dispute (the “claimant”) shall provide the other Party (the “respondent”) with a statement explaining the basis of its request for arbitration, including a listing all of the specific facts the claimant contends support its claims, all acts or omissions by the respondent that the claimant believes constitute a breach of this Agreement, all of the terms and provisions of this Agreement that the claimant believes have been breached, the names and addresses of each person the claimant believes has knowledge supporting its claim, and a concise statement of damages, including the means by which the claimed damages were calculated and the facts upon which the calculation(s) were based. The claimant also shall provide the other Party with such statement a copy of all documents in its possession or control that it contends support its claim.

(e)                                  Within sixty (60) days of receipt of the above statement, the respondent shall provide a written reply statement to the claimant, setting forth a brief description of each of the defenses known to it at that time and the facts upon which the defenses are based, and the names and last known addresses of each witness supporting any such defenses. The respondent also shall provide with such reply statement a copy of all documents in its possession or control that it contends support its defenses.

(f)                                   The requirements of Sections 16.9(d) and 16.9(e) are intended to supplement, and therefore are in addition to, the Rules and procedural requirements of the AAA. In particular, the exchanges of documents and information required by such paragraphs shall be in addition to any discovery that is permitted under the Rules of the AAA or that the arbitrators may otherwise authorize in the arbitration.

(g)                                  The arbitrators shall be required to render a reasoned written opinion in support of their final decision, setting forth findings of fact, legal analysis and award. The decision rendered by the arbitrators shall be final and binding upon the Parties. Judgment upon the decision and any award made by the arbitrators may be entered in any court of competent jurisdiction. Each Party shall pay its own expenses of arbitration and shall share equally in the fees and expenses of the arbitrators, unless the arbitrators assess against one Party the expenses of the other Party (including the other Party’s reasonable attorneys’ fees and expenses) in their award.

(h)                                 To the extent permitted by law, the arbitration proceeding shall be confidential and the arbitration panel shall issue appropriate protective orders to safeguard such confidentiality. The Parties agree to keep confidential any documents exchanged between them pursuant to the arbitration and, the content of any testimony or written documents submitted pursuant to the arbitration. No Party shall make (or instruct the arbitration panel to make) any public announcement with respect to the proceedings or decision of the arbitration panel without prior written consent of each other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitration panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

(i)                                     The arbitration proceedings shall take place in New Haven, Connecticut.

(j)                                    The requirement for arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrators are not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

[Signature Page Follows.]

This Agreement is signed below by duly authorized representatives of SurgiQuest, WOM Germany and WOM USA, respectively, as of the Effective Date.

SURGIQUEST, INC.		W.O.M. WORLD OF MEDICINE AG

By:	/s/ Kurt Azarbarzin	By:	/s/ Peter P. Wiest

Name:	Kurt Azarbarzin	Name:	Peter P. Wiest

Title:	Founder & CEO	Title:	President

W.O.M. WORLD OF MEDICINE USA Inc.

		By:	/s/ Peter P. Wiest

		Name:	Peter P. Wiest

		Title:	President

		Date:	October 21, 2009

Attachment A

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Attachment B

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been request with respect to the omitted portions.